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                                                                     Exhibit 8.1


                                                    OUR FILE NUMBER: 19439.00054
                                       WRITER'S DIRECT DIAL NUMBER: 561-650-0642
                                      WRITER'S E-MAIL ADDRESS: KHART@GUNSTER.COM




                                September 4, 2003



The St. Joe Company
245 Riverside Avenue
Suite 500
Jacksonville, FL 32202

Gentlemen:

      We have served as your United States tax counsel in connection with the registration under the Securities Act of 1933, as amended, pursuant to the registration statement on form S-3 (registration number 333-108292) initially filed with the Securities and Exchange Commission on September 5, 2003, relating to shares of common stock of The St. Joe Company.

      In rendering this opinion, we have relied upon the factual statements in such registration statement, and have assumed that such factual statements are correct and complete, and we have reviewed such questions of law as we have considered necessary to render this opinion. Based upon such assumptions and review of legal issues, we are of the opinion that the statements in such registration statement under the caption "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock"


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which constitute conclusions of law are, subject to the qualifications stated
therein, accurate in all material respects, and fairly summarize the issues addressed. This opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions rendered and in effect on the date hereof. Please note that any of such legal authorities are subject to change at any time with either prospective or retroactive effect. We express no opinion regarding matters except the United States income tax law matters described above.

      We hereby consent to filing this opinion as an exhibit to such registration statement, but we do not thereby admit that we are among the persons whose consent is required under ss. 7 of the Securities Act of 1933.


                               Very truly yours,

                               /s/ GUNSTER, YOAKLEY & STEWART, P.A.



KMH:ddg
WPB 728647.1

GUNSTER, YOAKLEY & STEWART, P.A.
ATTORNEYS AT LAW

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